SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 9, 2003

Date of Report (Date of Earliest Event Reported)

Schering-Plough Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Galloping Hill Road Kenilworth, NJ 07033
(Address of principal executive offices, including Zip Code)
(908) 298-4000
(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with the 8-K:

    Press Release dated January 9, 2003 titled "Schering-Plough Lowers 2002 Earnings Projection Due to Lower Fourth Quarter CLARITIN Prescription Demand"

Item 9. Regulation FD Disclosure.

Schering-Plough Corporation today issued a press release titled "Schering-Plough Lowers 2002 Earnings Projection Due to Lower Fourth Quarter CLARITIN Prescription Demand." The press release is attached to this 8-K as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schering-Plough Corporation

By:_/s/ Thomas H. Kelly

Thomas H. Kelly

Vice President and Controller

Date: January 9, 2003

Exhibit Index

The following exhibits are filed with this 8-K:

    Press Release dated January 9, 2003 titled "Schering-Plough Lowers 2002 Earnings Projection Due to Lower Fourth Quarter CLARITIN Prescription Demand"